UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2026, CIMG Inc. (the “Company”) entered into a convertible note and warrant purchase agreement (the “Purchase Agreement”) with certain non-U.S. investors (the “Investors”), providing for the private placement of convertible promissory notes in the aggregate principal amount of $5,000,000 (the “Notes”) and warrants to purchase the Company’s shares of common stock (the “Warrants”) in reliance on the registration exemptions of Regulation S (the “Transaction”). The Notes are issuable in two tranches, consisting of (i) an initial tranche in the aggregate principal amount of $1,600,000 and (ii) a second tranche in the aggregate principal amount of $3,400,000. The Notes bear interest at an annual rate of 7% and have a maturity date of August 12, 2027.

On February 13, 2026, the Company completed the initial closing and issued Notes in the aggregate principal amount of $1,600,000 to the Investors.

The Notes are convertible into shares of the Company’s shares of common stock, $0.00001 par value per share, at a conversion price equal to the volume weighted average price of the common stock for the ten (10) consecutive trading days ending on (and including) the trading day immediately prior to the date of conversion; provided, however, that in no event shall such conversion price be less than $0.14 per share, subject to adjustment as set forth in the Notes.

The Purchase Agreement also provides for the issuance to the Investors of the Warrants to purchase shares of the Company’s common stock, at an exercise price of $0.57 per share, subject to adjustments in accordance with the terms and conditions of the Warrants. The Warrants shall become exercisable from the date when the Company obtains the shareholder approval on the Transaction and remain exercisable until the three-year-anniversary from the respective issuance dates. The warrant coverage amount for each tranche is equal to the principal amount of Notes issued at such closing (excluding interest) divided by the “Minimum Price” (as defined under applicable Nasdaq rules) as of such closing date.

Pursuant to the Purchase Agreement, each Investor has agreed not to convert the Notes or exercise the Warrants unless and until the Company obtains the requisite shareholder approval under applicable Nasdaq listing rules.

The foregoing description of the Purchase Agreement, the Notes, and the Warrants does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement and the forms of the Notes and the Warrants, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated February 11, 2026, by and among the Company and the Investors
10.2	Form of Notes
10.3	Form of Warrants
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: February 17, 2026	By:
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer